CBIZ CPAs P.C.

CityPlace I, 185 Asylum Street
25th Floor
Hartford, CT 06103

P: 860.760.0600

August 24, 2026

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Kingstone Companies, Inc. under Item 4.01 of its Form 8-K dated August 18, 2026. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Kingstone Companies, Inc. contained therein.

Very truly yours,

CBIZ CPAs P.C.

CBIZ CPAs P.C.